UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

URSTADT BIDDLE PROPERTIES INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	04-2458042
(State of incorporation or organization)	(IRS Employer Identification No.)

321 Railroad Avenue
Greenwich, CT	06830
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered:	Each Class is to be Registered
6.250% Series H Cumulative Redeemable	New York Stock Exchange, Inc.
Preferred Stock, liquidation preference $25.00 per
share, par value $0.01 per share

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-218635

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the 6.250% Series H Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share (the “Series H Preferred Stock”), which is to be registered under this registration statement, is contained under the caption “Description of the Series H Preferred Stock” in the Prospectus Supplement, dated September 13, 2017, to the Prospectus, dated June 26, 2017, constituting a part of the Registration Statement on Form S-3 (File No. 333-218635) of Urstadt Biddle Properties Inc. (the “Company”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). Such description and the related information contained under the caption “Description of Capital Stock” in the Prospectus, dated June 26, 2017, are incorporated by reference into this registration statement, and any description of the Series H Preferred Stock included in a form of Prospectus Supplement subsequently filed by the Company under Rule 424(b) under the Securities Act relating to the Series H Preferred Stock will be deemed to be incorporated by reference into this registration statement.

Item 2. Exhibits.

3.1	(a)	Amended Articles of Incorporation of the Company, dated December 30, 1996 (incorporated by reference to Exhibit 3.1(a) to the Company’s Quarterly Report on Form 10-Q for the period ended April 30, 2013 (SEC File No. 001-12803)).

	(b)	Articles Supplementary of the Company, dated March 12, 1997, classifying the Company’s Series A Participating Preferred Shares (incorporated by reference to Exhibit 3.1(b) to the Company’s Quarterly Report on Form 10-Q for the period ended April 30, 2013 (SEC File No. 001-12803)).

	(c)	Articles of Amendment with Name Change, dated March 11, 1998, to the Company’s Amended Articles of Incorporation (incorporated by reference to Exhibit 3.1(c) to the Company’s Quarterly Report on Form 10-Q for the period ended April 30, 2013 (SEC File No. 001-12803)).

	(d)	Articles Supplementary of the Company, dated June 16, 1998, classifying the Company’s Class A Common Stock (incorporated by reference to Exhibit 3.1(d) to the Company’s Quarterly Report on Form 10-Q for the period ended April 30, 2013 (SEC File No. 001-12803)).

	(e)	Articles Supplementary of the Company, dated April 7, 2005, classifying the Company’s Series D Senior Cumulative Preferred Stock (incorporated by reference to Exhibit 3.1(e) to the Company’s Quarterly Report on Form 10-Q for the period ended April 30, 2013 (SEC File No. 001-12803)).

	(f)	Certificate of Correction, dated April 29, 2005, to the Articles Supplementary of the Company dated April 7, 2005 (incorporated by reference to Exhibit 3.1(f) to the Company’s Quarterly Report on Form 10-Q for the period ended April 30, 2013 (SEC File No. 001-12803)).

	(g)	Articles Supplementary of the Company, dated April 29, 2005, classifying 850,000 additional shares of the Company’s Series D Senior Cumulative Preferred Stock (incorporated by reference to Exhibit 3.1(g) to the Company’s Quarterly Report on Form 10-Q for the period ended April 30, 2013 (SEC File No. 001-12803)).

	(h)	Articles Supplementary of the Company, dated June 3, 2005, classifying 450,000 additional shares of the Company’s Series D Senior Cumulative Preferred Stock (incorporated by reference to Exhibit 3.1(h) to the Company’s Quarterly Report on Form 10-Q for the period ended April 30, 2013 (SEC File No. 001-12803)).

	(i)	Articles Supplementary of the Company, dated October 22, 2012, classifying the Company’s Series F Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.1(i) to the Company’s Quarterly Report on Form 10-Q for the period ended April 30, 2013 (SEC File No. 001-12803)).

	(j)	Articles of Amendment, dated March 21, 2013, to the Company’s Amended Articles of Incorporation (incorporated by reference to Exhibit 3.1(j) to the Company’s Quarterly Report on Form 10-Q for the period ended April 30, 2013 (SEC File No. 001-12803)).

	(k)	Articles Supplementary of the Company, dated October 23, 2014, classifying the Company’s Series G Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 27, 2014 (SEC File No. 001-12803)).

	(l)	Articles Supplementary of the Company, dated December 12, 2014, reclassifying several series of the Company’s preferred stock (incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2014 (SEC File No. 001-12803)).

	(m)	Articles Supplementary of the Company, dated September 14, 2017, classifying the Company’s Series H Cumulative Redeemable Preferred Stock.*

3.2

Bylaws of the Company, Amended and Restated as of December 11, 2014 (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2014 (SEC File No. 001-12803)).

* Filed herewith

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

URSTADT BIDDLE PROPERTIES INC.
(Registrant)

DATE: September 15, 2017	By:	/s/ Miyun Sung
Miyun Sung
Senior Vice President and
Chief Corporate Counsel

EXHIBIT INDEX

3.1	(a)	Amended Articles of Incorporation of the Company, dated December 30, 1996 (incorporated by reference to Exhibit 3.1(a) to the Company’s Quarterly Report on Form 10-Q for the period ended April 30, 2013 (SEC File No. 001-12803)).

	(b)	Articles Supplementary of the Company, dated March 12, 1997, classifying the Company’s Series A Participating Preferred Shares (incorporated by reference to Exhibit 3.1(b) to the Company’s Quarterly Report on Form 10-Q for the period ended April 30, 2013 (SEC File No. 001-12803)).

	(c)	Articles of Amendment with Name Change, dated March 11, 1998, to the Company’s Amended Articles of Incorporation (incorporated by reference to Exhibit 3.1(c) to the Company’s Quarterly Report on Form 10-Q for the period ended April 30, 2013 (SEC File No. 001-12803)).

	(d)	Articles Supplementary of the Company, dated June 16, 1998, classifying the Company’s Class A Common Stock (incorporated by reference to Exhibit 3.1(d) to the Company’s Quarterly Report on Form 10-Q for the period ended April 30, 2013 (SEC File No. 001-12803)).

	(e)	Articles Supplementary of the Company, dated April 7, 2005, classifying the Company’s Series D Senior Cumulative Preferred Stock (incorporated by reference to Exhibit 3.1(e) to the Company’s Quarterly Report on Form 10-Q for the period ended April 30, 2013 (SEC File No. 001-12803)).

	(f)	Certificate of Correction, dated April 29, 2005, to the Articles Supplementary of the Company dated April 7, 2005 (incorporated by reference to Exhibit 3.1(f) to the Company’s Quarterly Report on Form 10-Q for the period ended April 30, 2013 (SEC File No. 001-12803)).

	(g)	Articles Supplementary of the Company, dated April 29, 2005, classifying 850,000 additional shares of the Company’s Series D Senior Cumulative Preferred Stock (incorporated by reference to Exhibit 3.1(g) to the Company’s Quarterly Report on Form 10-Q for the period ended April 30, 2013 (SEC File No. 001-12803)).

	(h)	Articles Supplementary of the Company, dated June 3, 2005, classifying 450,000 additional shares of the Company’s Series D Senior Cumulative Preferred Stock (incorporated by reference to Exhibit 3.1(h) to the Company’s Quarterly Report on Form 10-Q for the period ended April 30, 2013 (SEC File No. 001-12803)).

	(i)	Articles Supplementary of the Company, dated October 22, 2012, classifying the Company’s Series F Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.1(i) to the Company’s Quarterly Report on Form 10-Q for the period ended April 30, 2013 (SEC File No. 001-12803)).

	(j)	Articles of Amendment, dated March 21, 2013, to the Company’s Amended Articles of Incorporation (incorporated by reference to Exhibit 3.1(j) to the Company’s Quarterly Report on Form 10-Q for the period ended April 30, 2013 (SEC File No. 001-12803)).

	(k)	Articles Supplementary of the Company, dated October 23, 2014, classifying the Company’s Series G Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 27, 2014 (SEC File No. 001-12803)).

	(l)	Articles Supplementary of the Company, dated December 12, 2014, reclassifying several series of the Company’s preferred stock (incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2014 (SEC File No. 001-12803)).

	(m)	Articles Supplementary of the Company, dated September 14, 2017, classifying the Company’s Series H Cumulative Redeemable Preferred Stock.*

3.2

Bylaws of the Company, Amended and Restated as of December 11, 2014 (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2014 (SEC File No. 001-12803)).

* Filed herewith